Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information presents the unaudited pro forma condensed combined balance sheet as of November 4, 2018 and the unaudited pro forma condensed combined statement of operations for the fiscal year ended November 4, 2018. The unaudited pro forma condensed combined financial information includes the historical results of Broadcom Inc., a Delaware corporation (the “Company” or “Broadcom”), and CA, Inc., a Delaware corporation (“CA”) after giving pro forma effect to the acquisition of CA and the related financing described in the following paragraphs and accompanying notes.

The unaudited pro forma condensed combined financial information was prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma adjustments reflecting the CA Acquisition have been prepared in accordance with the acquisition method of accounting in accordance with Financial Accounting Standard Board Accounting Standards Codification (“ASC”) Topic 805, Business Combinations.

The unaudited pro forma condensed combined financial information is provided for illustrative purposes only and does not purport to represent what the actual consolidated results of operations or consolidated financial condition would have been had the CA Acquisition and Financing actually occurred on November 4, 2018 for the balance sheet, or October 30, 2017 for the statement of operations, nor does it purport to project the future consolidated results of operations or consolidated financial condition for any future period or as of any future date. The assumed accounting for the CA Acquisition, including estimated purchase consideration, is based on provisional amounts and the associated purchase accounting is not final. The preliminary allocation of the purchase price to the acquired assets and assumed liabilities is based upon the preliminary estimate of fair values. The unaudited pro forma adjustments are based upon available information and certain assumptions that the Company believes are reasonable under the circumstances. Actual results may differ materially from the assumptions within the accompanying unaudited pro forma condensed combined financial information. All pro forma adjustments and their underlying assumptions are described more fully in the notes to the unaudited pro forma condensed combined financial information.

The CA Acquisition

On July 11, 2018, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, CA and Collie Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub”). The Merger Agreement provided that, subject to the terms and conditions set forth therein, Merger Sub would merge with and into CA, with CA surviving the merger and becoming a wholly owned subsidiary of the Company (the “CA Acquisition”).

On November 5, 2018 (“Acquisition Date”), pursuant to the Merger Agreement, the Company completed its acquisition of CA. Upon consummation of the CA Acquisition, Merger Sub ceased to exist and CA continued as the surviving corporation and a direct wholly owned subsidiary of the Company.

Under the terms of the Merger Agreement, each issued and outstanding share of CA common stock was cancelled and automatically converted into the right to receive $44.50 in cash, without interest. The total preliminary purchase consideration for CA was $18.8 billion, consisting of the following:

•	total of $18.4 billion in cash paid to CA shareholders in respect of 414 million total issued and outstanding shares of CA as of the Acquisition Date;

•

total of $42 million in cash paid in respect of all vested stock options of CA, $5 million for vested Performance Stock Units (“PSUs”), and $30 million accrued for cash payment to be paid later to settle all outstanding CA deferred stock units (“DSUs”);

•	total of $274 million in cash paid at closing to repay CA’s existing indebtedness as specified in the Merger Agreement; and

•

total of $91 million representing the fair value of CA stock options, CA restricted stock units (“RSUs”), CA performance stock units (“PSUs”) and shares of CA restricted stock assumed by Broadcom attributable to pre-combination service to CA.

The transaction has been treated as a business combination for accounting purposes. Broadcom was determined to be the accounting acquirer after taking into account the relative share ownership, the composition of the governing body of the combined entity and the designation of certain senior management positions. The purchase price of the CA Acquisition has been allocated to the assets acquired and liabilities assumed based on their preliminary fair values at the Acquisition Date.

Broadcom expects to realize significant synergies as a result of the CA Acquisition. The synergies include certain cost savings, operating efficiencies, financial synergies and other strategic benefits projected by Broadcom management. The accompanying unaudited pro forma condensed combined statement of operations does not include any revenue or cost saving synergies which may be achievable subsequent to the closing of the transaction or the impact of nonrecurring items directly related to the business combination.

Financing

The CA Acquisition was funded through a combination of (i) the cash on hand of both Broadcom and CA and (ii) new debt financing. In connection with the CA Acquisition, Broadcom entered into a Credit Agreement to issue unsecured term loans in total principal amount of $18 billion and a $5 billion unsecured revolving credit facility (the “Revolving Facility”) (collectively, “Credit Facilities”). On the Acquisition Date, Broadcom borrowed $9 billion unsecured term A-3 facility (the “Term A-3 Facility”) and $9 billion under the unsecured term A-5 facility (the “Term A-5 Facility”) (collectively referred to as “the Financing”). Broadcom did not draw down on the Revolving Facility. In connection with the debt financing relating to the CA Acquisition, including entry into and borrowing under the Credit Facilities, the Company paid discounts and financing fees of approximately $150 million. The borrowings under the Credit Facilities will bear interest at a fluctuating rate per annum equal to the reserve adjusted Eurocurrency rate, plus an applicable margin that varies by facility and is calculated based on the Company’s credit ratings from time to time.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of November 4, 2018

(Amounts in millions)

	Historical
	Broadcom Inc.	CA, Inc. (3)										Pro Forma Combined
	As of November 4, 2018	As of September 30, 2018	Reclassification Adjustments			Financing Adjustments			Pro Forma Adjustments			As of November 4, 2018
ASSETS
Current assets:
Cash and cash equivalents	$4,292	$2,931	$1	2	(a)	$17,849	5	(a)	$(18,449)	5	(a)	$6,171
									(274)	5	(a)
									(90)	5	(a)
									(72)	5	(a)
									(19)	5	(b)
									10	5	(c)
									(8)	5	(o)
Trade accounts receivable, net	3,325	502	—			—			(30)	5	(b)	3,797
Inventory	1,124	—	3	2	(a)	—			—			1,127
Assets held-for-sale	—	—	—			—			1,124	5	(b)	1,124
Other current assets	366	183	(3)	2	(a)	7	5	(d)	(1)	5	(b)	534
									(18)	5	(c)

Total current assets	9,107	3,616	1			17,856			(17,827)			12,753
Long-term assets:
Property, plant and equipment, net	2,635	213	—			—			(83)	5	(b)	2,868
									103	5	(e)
Goodwill	26,913	6,790	—			—			(606)	5	(b)	38,030
									4,933	5	(e)
Intangible assets, net	10,762	—	981	2	(a)	—			(384)	5	(b)	20,772
									9,413	5	(e)
Capitalized software and other intangible assets, net	—	981	(981)	2	(a)	—			—			—
Deferred income taxes	—	338	(338)	2	(a)	—			—			—
Other long-term assets	707	136	337	2	(a)	26	5	(d)	(1)	5	(b)	1,138
									(9)	5	(e)
									(58)	5	(p)

Total assets	$50,124	$12,074	$—			$17,882			$(4,519)			$75,561

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$811	81	$—			$—			(26)	5	(b)	881
									(15)	5	(j)
									30	5	(m)
Employee compensation and benefits	715	201	(32)	2	(a)	—			90	5	(f)	974
Deferred revenue and advanced payments	—	1,826	(1,826)	2	(a)	—			—			—
Current portion of long-term debt	—	20	(5)	2	(a)				(15)	5	(a)	—
Other current liabilities	812	—	2,207	2	(a)	—			(64)	5	(b)	2,036
									(8)	5	(c)
									(897)	5	(i)
	—								(14)	5	(p)
Accrued expenses and other current liabilities	—	319	(319)	2	(a)	—			—			—
Taxes payable, other than income taxes payable	—	25	(25)	2	(a)	—			—			—
Liabilities held-for-sale	—	—	—			—			139	5	(b)	139

Total current liabilities	2,338	2,472	—			—			(780)			4,030
Long-term liabilities:
Long-term debt	17,493	2,506	(4)	2	(a)	17,882	5	(g)	(262)	5	(a)	37,629
									14	5	(h)
Other long-term liabilities	3,636	98	927	2	(a)	—			(49)	5	(b)	7,309
									(250)	5	(i)
									2,947	5	(p)
Federal, state and foreign income taxes payable	—	187	(187)	2	(a)	—			—			—
Deferred revenue and advanced payments	—	638	(638)	2	(a)	—			—			—
Deferred income taxes	—	98	(98)	2	(a)	—			—			—

Total liabilities	23,467	5,999	—			17,882			1,620			48,968
Equity:
Common stock and additional paid-in capital	23,285	3,794	—			—			(3,794)	5	(k)	23,446
									91	5	(n)
									70	5	(o)
Retained earnings (accumulated deficit)	3,487	7,263	—			—			(225)	5	(l)	3,262
									(7,263)	5	(l)
Treasury stock	—	(4,585)	—			—			4,585	5	(k)	—
Accumulated other comprehensive loss	(115)	(397)	—			—			397	5	(k)	(115)

Total equity	26,657	6,075	—			—			(6,139)			26,593

Total liabilities and equity	$50,124	$12,074	$—			$17,882			$(4,519)			$75,561

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Information.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Fiscal Year Ended November 4, 2018

(Amounts in millions, except per share data)

	Historical
	Broadcom Inc.	CA, Inc. (3)										Pro Forma Combined
	Fiscal Year Ended November 4, 2018	Twelve Months Ended September 30, 2018	Reclassification Adjustments			Financing Adjustments			Pro Forma Adjustments			Fiscal Year Ended November 4, 2018
Revenue:
Subscription and maintenance	—	3,350	(3,350)	2	(a)	—			—			—
Professional services	—	309	(309)	2	(a)	—			—			—
Software fees and other	—	614	(614)	2	(a)	—			—			—
Product revenue	20,848	—	(1,095)	2	(b)	—			—			19,753
Subscription and services revenue	—	—	4,273	2	(a)	—			(806)	6	(a)	4,473
			1,095	2	(b)				(89)	6	(b)

Net revenue	$20,848	$4,273	$—			$—			$(895)			$24,226

Cost of products sold:
Cost of products sold	7,021	—	(48)	2	(b)	—			—			6,973
Costs of subscription and services	—	—	866	2	(a)	—			15	6	(c)	682
			48	2	(b)				(4)	6	(d)
									(243)	6	(e)
Costs of licensing and maintenance	—	308	(308)	2	(a)	—			—			—
Cost of professional services	—	294	(294)	2	(a)	—			—			—
Amortization of capitalized software costs	—	243	(243)	2	(a)	—			—			—
Purchase accounting effect on inventory	70	—	—			—			—			70
Amortization of acquisition-related intangible assets	3,004	—	—			—			967	6	(e)	3,971
Restructuring charges	20	—	—			—			—			20

Total cost of products sold	10,115	845	21			—			735			11,716

Gross margin	10,733	3,428	(21)			—			(1,630)			12,510
Research and development	3,768	—	704	2	(a)	—			9	6	(c)	4,476
									(5)	6	(d)
Product development and enhancements	—	643	(643)	2	(a)	—			—			—
Selling, general and administrative	1,056	—	1,364	2	(a)	—			(44)	6	(b)	2,324
									5	6	(c)
									(34)	6	(d)
									(23)	6	(f)
Selling and marketing	—	1,042	(1,042)	2	(a)	—			—			—
General and administrative	—	404	(404)	2	(a)	—			—			—
Amortization of acquisition-related intangible assets	541	—	45	2	(a)	—			1,232	6	(e)	1,818
Depreciation and amortization of other intangible assets	—	108	(45)	2	(a)	—			(63)	6	(c)	—
Restructuring, impairment and disposal charges	219	—	110	2	(a)	—			—			329
Litigation settlements	14	—
Other expenses, net	—	121	(121)	2	(a)	—			—			—

Total operating expenses	5,598	2,318	(32)			—			1,077			8,947

Operating income	5,135	1,110	11			—			(2,707)			3,563
Interest expense	(628)	(88)	—			(668)	6	(g)	16	6	(g)	(1,349)
						19	6	(g)
Impairment on investment	(106)	—	—			—			—			(106)
Other income, net	144	—	(11)	2	(a)	—			—			133

Income from continuing operations before income taxes	4,545	1,022	—			(649)			(2,691)			2,241
Provision for (benefit from) income taxes	(8,084)	402	—			(142)	6	(h)	(678)	6	(h)	(8,502)

Income from continuing operations	12,629	620	—			(507)			(2,013)			10,729

Net income from continuing operations per share of Common Stock:
Basic	$29.69											$25.67	6	(i)
Diluted	$28.79											$24.84	6	(i)

Weighted Average Basic Shares Outstanding	418											418	6	(i)
Weighted Average Diluted Shares Outstanding	431											432	6	(i)

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Information.

1.	Basis of Presentation

The unaudited pro forma condensed combined financial information presents the pro forma effects of the CA Acquisition and the related financing. The historical financial information of Broadcom and CA is presented in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

The unaudited pro forma condensed combined balance sheet as of November 4, 2018 was prepared using the historical audited consolidated balance sheet of Broadcom and historical unaudited consolidated balance sheet of CA as of November 4, 2018 and September 30, 2018, respectively, and presents the combined financial position of Broadcom and CA as if the CA Acquisition occurred on November 4, 2018.

The unaudited pro forma condensed combined statement of operations for fiscal he year ended November 4, 2018 assumes that the CA Acquisition was consummated on the first day of Broadcom’s 2018 fiscal year, October 30, 2017 and reflects pro forma adjustments that are expected to have a continuing impact on the results of operations. CA’s historical financial information for the twelve months ended September 30, 2018 is derived by adding the financial data from CA’s audited consolidated statement of operations for the year ended March 31, 2018 and CA’s unaudited condensed consolidated statement of operations for the six month period ended September 30, 2018, and subtracting CA’s unaudited condensed consolidated statement of operations for the six month period ended September 30, 2017.

The unaudited pro forma condensed combined financial information has been prepared using the acquisition method of accounting in accordance with the business combination accounting guidance as provided in ASC 805, Business Combinations, with Broadcom treated as the accounting acquirer. The unaudited pro forma condensed combined financial information will differ from the final purchase accounting for a number of reasons, including the fact that the estimates of fair values of certain assets and liabilities acquired are preliminary and subject to change when the formal valuation and other studies are finalized. The differences that will occur between the preliminary amounts and the final purchase accounting could have a material impact on the accompanying unaudited pro forma condensed combined financial information.

The historical financial information has been prepared in accordance with Article 11 of Regulation S-X. The historical financial information has been adjusted to give effect to matters that are (i) directly attributable to the CA Acquisition, (ii) factually supportable and, (iii) with respect to the statement of operations, expected to have a continuing impact on the operating results of the combined company. The pro forma adjustments are preliminary and based on estimates of the fair value and useful lives of the assets acquired and liabilities assumed and have been prepared to illustrate the estimated effect of the CA Acquisition and certain other adjustments. The final determination of the purchase price allocation will be based on the fair values of assets acquired and liabilities assumed as of November 5, 2018, and could result in a material change to the unaudited pro forma condensed combined financial information, including goodwill.

This unaudited pro forma condensed combined financial information should be read in conjunction with:

•	The accompanying notes to the unaudited pro forma condensed combined financial information;

•

the separate historical audited consolidated financial statements of Broadcom Inc. as of and for the fiscal year ended November 4, 2018, included in Broadcom’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on December 21, 2018;

•

the separate historical audited consolidated financial statements of CA as of and for the year ended March 31, 2018, included in CA’s Annual Report on Form 10-K filed with the SEC on May 9, 2018 incorporated by reference in Exhibit 99.1 of this 8/K-A; and

•

the separate historical unaudited condensed consolidated financial statements of CA as of and for the six month period ended September 30, 2018, included in CA’s Quarterly Report on Form 10-Q filed with the SEC on November 7, 2018 incorporated by reference in Exhibit 99.2 of this 8/K-A.

2.	Significant Accounting Policies

The accounting policies used in the preparation of this unaudited pro forma condensed combined financial information are those set out in Broadcom’s audited financial statements as of and for the fiscal year ended November 4, 2018.

(a)

Certain reclassifications have been reflected in the pro forma adjustments to conform CA’s presentation to Broadcom’s presentation in the unaudited pro forma condensed combined balance sheet and statement of operations. The pro forma financial statements may not reflect all the adjustments necessary to conform the accounting policies of CA to those of Broadcom as the Company is still in the process of conforming the accounting policies of CA to those of Broadcom.

(b)

Additional reclassifications have been reflected in the pro forma adjustments to state Broadcom’s historical revenue and costs separately for products and services to conform to financial statement presentation requirements.

These reclassifications have no effect on previously reported total assets, total liabilities, and stockholders’ equity, or income from continuing operations of Broadcom or CA.

3.	Adoption of New Revenue Accounting Standard

Due to the difference in fiscal years of Broadcom and CA, the two companies adopted ASC Topic 606, Revenue from Contracts with Customers (“ASC 606”), at two different dates. Broadcom adopted ASC 606 on November 5, 2018, while CA adopted ASC 606 on April 1, 2018, both using the modified retrospective method. As a result, Broadcom’s historical financial information as of and for the fiscal year ended November 4, 2018 reflects the provisions of ASC 605, while CA’s historical balance sheet as of September 30, 2018, and the historical statement of operations for the six months ended September 30, 2018 included in CA’s historical unaudited statement of operations for the twelve months ended September 30, 2018, have been accounted for under the provisions of ASC 606. To conform with the acquirer’s accounting policy, adjustments were made to reverse the impact of the adoption and ongoing effects of the accounting treatment of ASC 606 recognized by CA in their financial statements as of and for the six months ended September 30, 2018. Refer to tables below for impacted line items and adjustment amounts in the pro forma balance sheet and statement of operations:

	At September 30, 2018
	As Reported under Topic 606	Proforma as if the previous accounting of Topic 605 was in effect	Effect of Change Higher/(Lower)
ASSETS
Current assets:
Cash and cash equivalents	$2,931	$2,931	$—
Trade accounts receivable, net	507	502	(5)
Contract assets	817	—	(817)
Other current assets	107	183	76

Total current assets	4,362	3,616	(746)
Property and equipment, net	213	213	—
Goodwill	6,790	6,790	—
Capitalized software and other intangible assets, net	981	981	—
Deferred income taxes	124	338	214
Contract assets	112	—	(112)
Contract costs	400	—	(400)
Other noncurrent assets, net	121	136	15

Total assets	$13,103	$12,074	$(1,029)

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$20	$20	$—
Accounts payable	81	81	—
Accrued salaries, wages and commissions	201	201	—
Accrued expenses and other current liabilities	309	319	10
Deferred revenue and advanced payments	1,002	1,826	824
Taxes payable, other than income taxes payable	25	25	—
Federal, state and foreign income taxes payable	72	—	(72)

Total current liabilities	1,710	2,472	762
Long-term debt, net of current portion	2,506	2,506	—
Federal, state and foreign income taxes payable	297	187	(110)
Deferred income taxes	171	98	(73)
Deferred revenue and advanced payments	419	638	219
Other noncurrent liabilities	98	98	—

Total liabilities	5,201	5,999	798

Stockholders’ equity:
Preferred stock	—	—	—
Common stock	59	59	—
Additional paid-in capital	3,735	3,735	—
Retained earnings	9,156	7,263	(1,893)
Accumulated other comprehensive loss	(463)	(397)	66
Treasury stock	(4,585)	(4,585)	—

Total stockholders’ equity	7,902	6,075	(1,827)

Total liabilities and stockholders’ equity	$13,103	$12,074	$(1,029)

	For the Twelve Months Ended September 30, 2018
	As Recalculated under Topic 606	Proforma as if the previous accounting of Topic 605 was in effect	Effect of Change Higher/(Lower)
Revenue
Subscription and maintenance	$1,683	$3,350	$1,667
Software fees and other	2,026	614	(1,412)
Professional services	300	309	9

Total revenue	4,009	4,273	264

Expenses:
Costs of licensing and maintenance	308	308	—
Cost of professional services	285	294	9
Amortization of capitalized software costs	243	243	—
Selling and marketing	1,058	1,042	(16)
General and administrative	405	404	(1)
Product development and enhancements	643	643	—
Depreciation and amortization of other intangible assets	108	108	—
Other expenses, net	116	121	5

Total expenses before interest and income taxes	3,166	3,163	(3)

Income before interest and income taxes	843	1,110	267
Interest expense, net	88	88	—

Income before income taxes	755	1,022	267
Income tax benefit	346	402	56

Net income	$409	$620	$211

4.	Calculation of Purchase Consideration and Preliminary Purchase Price Allocation of the CA Acquisition

The preliminary estimated fair value of consideration transferred on the Acquisition Date is comprised of (i) total cash consideration, which includes the cash paid to CA shareholders for the issued and outstanding shares of CA common stock, cash settlement of vested equity awards, and the repayment of CA’s outstanding term loan, (ii) and the fair value of unvested CA Options, RSUs, PSUs, and shares of restricted stock assumed for pre-combination service. The preliminary purchase consideration is as follows:

(dollars in millions)
Cash paid for outstanding CA common stock and deferred stock units granted to non-employee directors (1)	$18,402
Cash paid for CA equity awards (2)	77
Cash paid by Broadcom to retire CA’s term loan (3)	274

Total cash consideration	18,753

Fair value of CA equity awards assumed by Broadcom for pre-combination service (4)	91

Total equity consideration	91

Total preliminary purchase consideration	$18,844

(1)	Represents the cash consideration based on $44.50 per share paid to CA shareholders for approximately 414 million shares of outstanding CA common stock.

(2)	Represents the cash consideration for the settlement of approximately 2.6 million vested CA stock options, 120,737 PSUs and 665,903 DSUs issued to members of CA’s Board of Directors.

(3)

Represents the total cash settlement amount to pay off CA’s term loan. The amount represents the total outstanding principal amount, unpaid accrued interest, and fees paid to the lender for prepayment.

(4)

Represents the fair value of CA’s stock-based compensation awards attributable to pre-combination services. ASC 805 requires that the fair value of replacement awards attributable to pre-combination service be included in the consideration transferred.

Preliminary Purchase Price Allocation

Under the acquisition method of accounting, the identifiable assets acquired and liabilities assumed of CA are recorded at the Acquisition Date fair values and added to those of Broadcom. The pro forma adjustments are preliminary and based on estimates of the fair value and useful lives of the assets acquired and liabilities assumed and have been prepared to illustrate the estimated effect of the CA Acquisition. The allocation is dependent upon certain valuation and other studies that have not yet been finalized. Accordingly, the pro forma purchase price allocation is subject to further adjustment as additional information becomes available and as additional analyses and final valuations are completed.

The following table sets forth a preliminary allocation of the purchase consideration to the identifiable tangible and intangible assets acquired and liabilities assumed of CA based on CA’s September 30, 2018 balance sheet, with the excess recorded as goodwill:

(dollars in millions)
Cash and cash equivalents	$2,852
Trade accounts receivable, net	502
Inventory	3
Other current assets	162
Property, plant and equipment, net	316
Intangible assets, net	10,394
Other long-term assets	402

Total assets	14,631
Accounts payable	(81)
Employee compensation and benefits	(169)
Current portion of long-term debt	—
Other current liabilities	(1,288)
Long-term debt	(2,254)
Other long-term liabilities	(3,722)

Total liabilities	(7,514)

Net assets acquired (a)	7,117

Preliminary purchase consideration (b)	18,844

Preliminary goodwill (b) – (a)	$11,727

Preliminary identifiable intangible assets, including those classified as Held-for-Sale, consist of the following:

Intangible Assets	Approximate Fair Value (dollars in millions)	Estimated useful lives
Developed technology	$5,095	3 to 7 years
Customer contracts and related relationships	1,830	5 years
Order backlog	2,515	3 to 5 years
Trade name	127	6 years
Patents	2	8 years
Leasehold interests	2	1 to 2 years

Total identified finite-lived intangible assets	9,571
In-process research and development	439	N/A

Total identified intangible assets, net of assets held-for-sale	10,010
Intangible assets included in assets held-for-sale	384

Total identified intangible assets	$10,394

The amortization related to these amortizable identifiable intangible assets is reflected as a pro forma adjustment in the unaudited pro forma condensed combined statement of operations based on the estimated useful lives above. The identifiable intangible assets and related amortization are preliminary and are based on management’s estimates after consideration of similar transactions. As discussed above, the amount that will ultimately be allocated to identifiable intangible assets and liabilities, and the related amount of amortization, may differ materially from this preliminary allocation. In addition, the periods the amortization impacts will ultimately be based upon the periods in which the associated economic benefits or detriments are expected to be derived. Therefore, the amount of amortization following the transaction may differ significantly between periods based upon the final value assigned and amortization methodology used for each identifiable intangible asset.

		Fiscal year
Intangible Assets	Approximate Fair Value (dollars in millions)	2019	2020	2021	2022	2023	Thereafter
Developed technology	$5,095	$967	$1,032	$1,030	$897	$610	$559
Customer contracts and related relationships	1,830	366	366	366	366	366	—
Order backlog	2,515	887	898	511	155	64	—
Trade name	127	23	24	25	25	18	12
Patents	2	—	—	—	—	—	2
Leasehold interests	2	1	1	—	—	—	—

Total identified finite-lived intangible assets	9,571	2,244	2,321	1,932	1,443	1,058	573
In-process research and development	439	N/A	N/A	N/A	N/A	N/A	N/A

Total identified intangible assets, net of assets held-for-sale	10,010	2,244	2,321	1,932	1,443	1,058	573
Intangible assets included in assets held-for-sale	384

Identified intangible assets	$10,394	$2,244	$2,321	$1,932	$1,443	$1,058	$573

The deferred tax liabilities included in other long-term liabilities above represent the deferred tax impact associated with the incremental differences in book and tax basis created from the preliminary purchase price allocation. Deferred taxes were established based on a blended statutory tax rate of approximately 25%, based on jurisdictions where income is generated. The effective tax rate of the combined company could be significantly different (either higher or lower) depending on post-acquisition activities, including repatriation decisions, cash needs and the geographical mix of income. This determination is preliminary and subject to change based upon the final determination of the fair value of the identifiable intangible assets and liabilities.

Any differences between the fair value of the consideration issued and the fair value of the assets acquired and liabilities assumed are recorded as goodwill. The goodwill is primarily attributable to the assembled workforce of CA and synergies expected from combining the operations of Broadcom and CA. Goodwill is not amortized to earnings, but instead is reviewed for impairment at least annually, absent any indicators of impairment. Goodwill recognized in the CA Acquisition is not expected to be deductible for tax purposes.

The final determination of the purchase price allocation of the CA Acquisition will be based on CA’s net assets acquired as of the Acquisition Date. The purchase price allocation may change materially based on the receipt of more detailed information and completion of the Company’s valuation of the net assets acquired as of November 5, 2018. Therefore, the actual allocations may differ from the pro forma adjustments presented.

5.	Notes to Unaudited Pro Forma Condensed Combined Balance Sheet

(a)

Represents the use of the combined company cash balance, after reflecting the debt financing used to fund a portion of the purchase consideration, as described in Note 4. Additionally, Broadcom’s transaction costs and debt issuance costs, CA’s transaction costs, and CA’s debt instruments repaid concurrent with the closing of the CA Acquisition, are included in the net cash outflow as follows:

(dollars in millions)
Cash proceeds from financing	$17,849

Net cash inflow related to financing	$17,849

Cash consideration paid for CA common stock, options, PSUs, RSUs, and long-term debt	$(18,449)
Cash paid for CA debt	(274)
CA transaction costs anticipated to be paid	(90)
Broadcom transaction costs anticipated to be paid	(72)

Net cash outflow related to the CA Acquisition	$(18,885)

Represents the carrying value as of September 30, 2018 of the CA term loan paid off in conjunction with the Acquisition close. The difference between cash paid at Acquisition Date of $274 million and the carrying value of the term loan of $3 million is an adjustment to retained earnings.

(dollars in millions)
Current portion of long-term debt	$(15)
Long term debt	(262)

(b)

Represents the estimated fair value of the assets and liabilities of the Veracode business units and other real property, which meet the definition of held-for-sale and are reported as assets and liabilities held-for-sale. The Company completed the sale of Veracode on December 31, 2018 and expects the real property to be sold within a year from the Acquisition Date.

(dollars in millions)
Cash and cash equivalents	$19
Trade accounts receivable, net	30
Other current assets	1
Property, plant and equipment, net	83
Goodwill	606
Intangible assets, net	384
Other long-term assets	1

Assets held-for-sale	$1,124

Accounts payable	$26
Other current liabilities	64
Other long-term liabilities	49

Liabilities held-for-sale	$139

(c)	Represents the $10 million cash proceeds from the settlement of CA’s derivatives instruments, which consisted of $18 million in other current assets and $8 million in other current liabilities.

(d)

Represents the recognition of capitalized debt issuance costs of $33 million incurred on the Revolving Facility entered into by Broadcom to fund the CA Acquisition, with $7 million classified in other current assets and $26 million classified in other long-term assets.

(e)	Represents the acquisition method of accounting based on the estimated fair value of the assets and liabilities of CA and the fair value of intangible assets acquired as discussed in Note 4 above.

(dollars in millions)
Property, plant and equipment, net - elimination of historical	$(213)
Property, plant and equipment, net - fair value	316

Total Property, plant and equipment, net pro forma adjustment	$103

Goodwill - elimination of historical	$(6,790)
Goodwill - fair value	11,727

Total Goodwill pro forma adjustment	$4,937

Intangible assets, net - elimination of historical	$(981)
Intangible assets, net - fair value	10,394

Total adjustment to intangible assets, net pro forma adjustment	$9,413

Other long-term assets - elimination of historical (patents)	$(9)

Total adjustment to other long-term assets, net pro forma adjustment	$(9)

(f)	Represents an adjustment to record $90 million in severance accrual for CA employees to be terminated and notified as of the Acquisition Date.

(g)

Represents adjustments to current portion of long-term debt and long-term debt for borrowings to fund the CA Acquisition, net of original issue discounts and debt issuance costs. The adjustments to long-term debt are summarized as follows:

(dollars in millions)
Term Loan A-3	$9,000
Term Loan A-5	9,000
Discount: Term Loan A-3	(59)
Discount: Term Loan A-5	(59)

Total financing	$17,882

(h)	Represents fair value adjustments for CA’s long-term debt assumed in connection with CA Acquisition and elimination of CA’s original issue discount and debt issuance costs.

(dollars in millions)
Write off of original issuance discount and debt issuance costs on CA’s long-term debt	$9
Fair value adjustment for assumed CA long-term debt	5

Total	$14

(i)

Represents fair value adjustments of $897 million and $250 million to decrease the carrying value of deferred revenue in Other current liabilities and Other long-term liabilities, respectively, assumed in connection with the CA Acquisition.

(j)	Represents the payment of $15 million of transaction costs included in accounts payable for Broadcom. Note that the cash outflow for this payment is included in tickmark 5(a).

(k)	Represents the elimination of CA’s historical equity.

(l)

Represents an adjustment to Broadcom’s retained earnings to record Broadcom transaction costs to be incurred, severance accruals discussed in tickmark 5(f), as well as compensation expense related to cash settled and replacement awards granted under existing CA employment agreements as further discussed in tickmark 5(o). The transaction costs primarily consist of commitment fees, investment banking fees and legal and accounting services. These costs are not reflected in the unaudited pro forma condensed combined statement of operations because they are nonrecurring items that are directly related to the CA Acquisition.

(dollars in millions)
Adjustment for Broadcom transaction costs	$(57)
Adjustment for Broadcom severance accrual	(90)
Adjustment for compensation expense related to cash settled and replacement awards	(78)

Total adjustment to Broadcom retained earnings	$(225)

Also reflects the elimination of CA’s historical retained earnings after recording the transaction costs incurred by CA. Transaction costs are not reflected in the unaudited pro forma condensed combined statement of operations because they are nonrecurring items that are directly related to the CA Acquisition and Financing transactions. The adjustment to CA’s retained earnings is as follows:

(dollars in millions)
Adjustment for CA transaction costs	$(90)
Elimination of CA retained earnings after adjustments	(7,173)

Total adjustment to CA retained earnings	$(7,263)

(m)	Represents $30 million in cash settlement for CA DSUs scheduled to be paid out at a later date, which is included in consideration transferred.

(n)	Represents $91 million for the fair value of options, RSUs, PSUs, and restricted stock awards (“RSAs”) assumed that is attributable to pre-combination service, as described in Note 4.

(o)

Represents cash settlement of $8 million, and Broadcom shares issued for the CA stock options, RSUs, PSUs and RSAs with a fair value of $70 million. In connection with the CA acquisition, certain CA employees are eligible to receive severance and other separation benefits related to preexisting employment agreements with double-trigger provisions. This adjustment represents compensation expense related to such terminations whereby the double-trigger provision was met and the replacement awards were fully vested at the Acquisition Date.

(p)

Represents the deferred tax impact associated with the incremental differences in book and tax basis created from the preliminary purchase price allocation, primarily resulting from the Acquisition Date value of intangible assets. Deferred taxes were established based on a blended statutory tax rate of approximately 25%, based on jurisdictions where income has historically been generated. The effective tax rate of the combined company could be significantly different (either higher or lower) depending on post-acquisition activities, including repatriation decisions, cash needs and the geographical mix of income.

6.	Notes to Unaudited Pro Forma Condensed Combined Statement of Operations

(a)

Represents an adjustment to decrease revenues as a result of the decrease in the carrying value of assumed deferred revenue. As a result of the CA Acquisition, the decrease in carrying value will have a continuing impact and will reduce revenue related to the assumed performance obligations over the life of the respective contracts. The pro forma adjustment reflects the difference between the prepayments related to deferred revenue and the fair value of the assumed performance obligations as they are satisfied, assuming the CA Acquisition was consummated on October 30, 2017.

(b)

Represents an adjustment to eliminate the operating results of the Veracode business units, which met the held-for-sale criteria as of Acquisition Date. The Company completed the sale of Veracode on December 31, 2018. The results of this business will be reflected as discontinued operations in Broadcom’s future filings.

Pro Forma Fiscal Year Ended November 4, 2018 (dollars in millions)
Subscription and services revenue	$(89)

Gross margin	(89)
Selling, general and administrative	(44)

Operating income (loss)	$(45)

(c)

Represents an adjustment to record elimination of historical depreciation expense and recognition of new depreciation expense based on the fair value of property, plant and equipment. The depreciation of property, plant and equipment is based on the estimated remaining useful lives of the assets, and is calculated on a straight-line basis. Depreciation expense is allocated among costs of products sold, research and development and selling, general and administrative expenses based upon the nature of activities associated with the property, plant and equipment acquired.

	Pro Forma For the Fiscal Year Ended November 4, 2018
	Costs of subscription and services	Research & Development	Selling, General & Administrative	Depreciation and amortization of other intangible assets
	(dollars in millions)
Reversal of CA’s historical depreciation expense	$—	$—	$—	$(63)
Depreciation of acquired property, plant & equipment	15	9	5	—

Total reduction in depreciation expense	$15	$9	$5	$(63)

(d)

Reflects the net adjustment to stock-based compensation expense for the post-combination portion of CA’s stock options, RSUs, PSUs, and RSAs converted into Broadcom options, RSUs, and RSAs. The new stock-based compensation expense is amortized on a straight-line basis over the remaining vesting periods. The following table reflects the elimination of CA’s historical stock-based compensation expense and the fair value of Broadcom’s replacement stock options, RSUs, and RSAs to be recognized over the period for which the post-combination service of CA’s employees is required.

	Pro Forma For the Fiscal Year Ended November 4, 2018
	Costs of subscription and services	Research & Development	Selling, General & Administrative
	(dollars in millions)
Reversal of CA’s historical stock-based compensation expense	$(11)	$(30)	$(86)
Post-combination stock-based compensation expense	7	25	52

Total incremental stock-based compensation expense	$(4)	$(5)	$(34)

(e)

Represents an adjustment to record amortization expense related to identifiable intangible assets based on the determined amortization method for each identified intangible asset. Amortization of intangible assets is based on the periods over which the economic benefits of the intangible assets are expected to be realized as discussed in Note 4 above.

The adjustment for the amortization of the identifiable intangible assets is as follows:

	Pro Forma For the Fiscal Year Ended November 4, 2018
	Costs of subscription and services	Amortization of acquisition-related intangible assets - Cost of Services	Amortization of acquisition-related intangible assets - Operating expense
	(dollars in millions)
Reversal of CA’s historical intangible assets amortization	$(243)	$—	$(45)
Amortization of purchased identifiable assets	—	967	1,277

Total incremental intangible asset amortization expense	$(243)	$967	$1,232

(f)	Represents the reversal of the incurred transaction costs related to the CA Acquisition recorded in selling, general and administrative expenses.

Pro Forma Fiscal Year Ended November 4, 2018
(dollars in millions)
Broadcom transaction costs	$(15)
CA transaction costs	(8)

$(23)

(g)

Represents the reversal of interest expense and amortization of original issue discount and debt issuance costs associated with the repayment of the CA term loan and to record incremental interest expense and amortization of debt issuance costs and original issuance discount associated with the new debt financing. Also reflects the adjustment to interest expense to record the interest related to the fair value of CA debt assumed by Broadcom.

Pro Forma Fiscal Year Ended November 4, 2018
(dollars in millions)
Reversal of CA’s historical interest expense and amortization of debt issuance costs	$19
Interest expense related to the A-3 and A-5 Term Loans	(668)
Adjustment to CA’s historical interest expense related to debt fair value adjustment	16

Total incremental CA interest expense	$(633)

A sensitivity analysis on interest expense for the fiscal year ended November 4, 2018 has been performed to assess the effect of a change of 12.5 basis points of the variable interest rate would have on the debt financing. The following table shows the change in interest expense for the debt financing:

Change in interest expense assuming	Pro Forma Fiscal Year Ended November 4, 2018
(dollars in millions)
Increase of 0.125%	$23
Decrease of 0.125%	(23)

(h)

A tax rate of approximately 25% has been provided for the pro forma adjustments. The effective tax rate of the combined company could be significantly different depending on post-acquisition activities, including repatriation decisions, cash needs and the geographical mix of income.

(i)

Represents the pro forma basic income from continuing operations per share calculated using the historical weighted average shares of Broadcom common stock outstanding. Pro forma diluted income from continuing operations per share is calculated using the historical Broadcom equity awards and additional Broadcom equity awards issued in conjunction with the CA Acquisition, if deemed to be dilutive.

Pro Forma Basic Weighted Average Shares	Pro Forma Fiscal Year Ended November 4, 2018
Historical Broadcom weighted average shares outstanding	418

Pro forma basic weighted average shares	418

Pro Forma Diluted Weighted Average Shares	Pro Forma Fiscal Year Ended November 4, 2018
(dollars in millions, except per share data)
Denominator:
Pro forma basic weighted average shares	418
Dilutive impact of historical Broadcom stock options, RSUs	13
Dilutive impact of RSUs, RSAs and PSUs issued for the CA acquisition	1

Pro forma diluted weighted average shares	432

Pro forma basic income from continuing operations per share
Pro forma income from continuing operations	$10,729
Pro forma basic weighted average shares	418

$25.67

Pro forma diluted income from continuing operations per share
Pro forma income from continuing operations	$10,729
Pro forma diluted weighted average shares	432

$24.84